Exhibit 19
Insider Trading Guidelines
EFFECTIVE: March 16, 2022

Guidance Document ID: 212.3.01
Guidance Document Name: Insider Trading Guidelines

What is Insider Trading?
•Insider trading occurs when a person who has a fiduciary duty to, or other relationship of trust and confidence with, a company - commonly referred to as "an insider" - trades in that company's securities (e.g.. stock, stock options) when aware of material nonpublic information about that company.
•Insider trading is against NS policy and illegal, and a person who is convicted of insider trading may be imprisoned and fined.
To whom does this rule apply?
•This rule applies to insiders, including employees. It may also apply to those who learn of material nonpublic information from an insider, including family members.
•You need not be an officer of Norfolk Southern to be found guilty of insider trading. How do I avoid Insider Trading?
•If you are aware of material nonpublic information about Norfolk Southern, do not buy or sell Norfolk Southern securities. It is not necessary that the trades be in any way motivated or influenced by such information to be found liable for insider trading.
•Information is material if there is a substantial likelihood that a reasonable investor would consider the information when deciding to buy, sell, or hold the company's stock.
•Information is nonpublic until the company has officially announced the information and the public has had sufficient time to evaluate it (usually 24 hours after it has appeared in a generally circulated publication). Information that appears in the media but has not been confirmed by the company is not "public" for purposes of the insider trading laws.
•To protect yourself and Norfolk Southern, do all you can to keep Norfolk Southern's business information confidential and do not discuss or disseminate it, either outside Norfolk Southern or to your fellow employee, except as needed for Norfolk Southern's business.
How can I learn more?
•Below, under the heading "Insider Trading Memos", is a list of three categories of employees. If one of these memos applies to you, read it now, and revisit it anytime you have a question or concern about trading in NS securities.
•If you have any questions or concerns, please contact the Law Department at nslaw@nscorp.com and ask to speak with one of the attorneys in the Corporate Section.
Insider Trading Memos:
•Officers
oThis memorandum advises officers at the VP level who are not designated as "Section 16 Executive Officers".
•Employees with Access to Confidential Financial Information
oThis memorandum advises employees whose job positions may give them access to nonpublic, confidential financial information, including:
•announcements or earnings or losses;
•revenue or expense projections;
•revenues or projected revenues derived from a specific customer; or

Insider Trading Guidelines
•revenues or projected revenues derived from a specific commodity group.
•Employees with Access to Confidential Information
oThis memorandum advises employees who job positions may give them access to nonpublic, confidential information unrelated to quarterly annual earnings, including information concerning:
•the launch or anticipated launch of a new product, business, or initiative;
•current or expected operating ratio/performance;
•a pending or prospective merger, acquisition, tender offer, or other transaction;
•the sale or anticipated sale of assets, including the sale of the Corporation's interest in a subsidiary;
•the existence of threatened litigation or the outcome or the expected outcome of pending or threatened litigation;
•the occurrence or impact of unusual or unexpected events, such as major accidents or other catastrophes;
•the gain or loss expected gain or loss of a customer or supplier;
•the breach of the Corporation's property or assets, including its information technology infrastructure;
•a change in the quarterly dividend; or
•changes or anticipated changes in senior management.

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Insider Trading Guidelines
INSIDER TRADING POLICY FOR EXECUTIVE OFFICERS

I.Overview

You are an officer of Norfolk Southern Corporation (“NS,” or the “Corporation”) who has been designated an “executive officer” for purposes of Section 16 of the Securities Exchange Act of 1934 (“1934 Act”), which is interpreted and enforced by the Securities and Exchange Commission (“SEC”). The securities laws discussed in this Memorandum concern your ownership, acquisition, disposition, transfer and donation of Norfolk Southern Corporation Common Stock (“NS Common Stock”) and related “derivative securities” (such stock and any derivative security, collectively, an “NS Security” or “NS Securities”).

You must consult the Corporate Secretary’s Office prior to engaging in any transaction involving an NS Security. The securities laws and the regulations interpreting them are complex. The specific fact situations to which they might be applied are varied, and the SEC’s position on some matters still is evolving. The Corporate Secretary’s Office will consult with the Law Department to ensure your transactions are executed in compliance with the law.

The financial advisors in the Corporate Advisory Services team at Merrill Lynch – the group within Merrill Lynch that has been designated to serve your specific needs as an executive officer – can assist you in coordinating transactions with the Corporate Secretary’s Office.

Also, you should instruct the Corporate Advisory Services team at Merrill Lynch or any other broker handling your transactions in NS Securities:

1. Not to enter any order without:
    (a) first verifying with the Corporation that your transaction was pre-cleared; and
    (b) complying with the brokerage firm’s compliance procedures for insiders (e.g., Rule 144).

2.    To report immediately to the Corporation the details of every transaction involving NS Securities, including gifts, donations and transfers, via:
    (a) telephone; and
    (b) writing (via email or fax).

II.Insider Trading / Window Periods / Rule 10b5-1 Trading Plans

Section 10(b) of the 1934 Act prohibits the use of any “manipulative or deceptive device or contrivance” in connection with the purchase and sale of any security. As interpreted by the SEC in Rule 10b-5 and by the courts, this provision may give rise to personal civil and criminal liability whenever any person who (by virtue of his/her position or relationship to the issuer) is aware of material nonpublic information concerning an issuer, engages in a stock transaction under circumstances where the other party to the transaction does not have access to such material nonpublic information. This prohibition applies whenever such an insider trades while aware of material nonpublic information – it is not necessary that the trades be in any way motivated or influenced by such information. Thus, anytime – even during a window period – when you are aware of material nonpublic information about NS, you may not buy or sell any NS Securities through any market purchase or sale.

Insider trading liability may also ensue if you pass material nonpublic information (i.e., “tip”) to a third party and the third party then trades in NS Securities. The third party need not be an insider and could be a family member, acquaintance, or a vendor that serves NS. In such a situation, both you and the “tipped” third party may face insider trading liability, even though you did not personally trade in NS Securities.

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As defined by the SEC and the courts, information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important when deciding to buy, sell, or hold a company’s securities.

Examples of material information may include, without limitation:
• Announcements of earnings or losses;
• Revenue or expense projections;
• The launch or anticipated launch of a new product, business or initiative;
• Current or expected operating performance/ratio;
• A pending or prospective merger, acquisition, tender offer or other transaction;
• The sale or anticipated sale of assets, including the sale of the Corporation’s interest in a subsidiary;
• The existence of threatened litigation or the outcome or expected outcome of pending or threatened litigation;
• The occurrence or impact of unusual or unexpected events, such as major accidents or other catastrophes;
• The loss, potential loss, or breach of, or unauthorized access to, the Corporation’s property or assets, including its facilities and information technology infrastructure;
• The gain or loss or expected gain or loss of a customer or supplier;
• A change in the quarterly dividend; and
• Changes or anticipated changes in senior management.

Information is considered “nonpublic” until the Corporation has officially announced the information by disseminating it in a manner making it available to investors generally and the public has had sufficient time to evaluate it (usually at least 24 hours after it has appeared in a generally circulated publication). Information that appears in the media but has not been confirmed by the Corporation is not “public” for purposes of the insider trading laws.
The SEC is authorized to seek payment of a civil penalty equal to three times the profit gained or the loss avoided from a person trading on the basis of material nonpublic information. The maximum criminal financial penalties for a willful violation are quite high, and violators have been jailed.
Trading on the basis of material nonpublic information also may give rise to liability for fraud under state statutes or common law.

The insider trading laws are quite broad. As an officer of the Corporation, you are deemed to be an “insider” and the SEC may presume that you – or even your immediate family members and close associates – are aware of material nonpublic information about the Corporation.

It is therefore NS policy that corporate officers not engage in transactions involving NS Securities, including gifts or donations to educational or charitable institutions, except during a “window period,” which follows the release of current corporate financial data, when you are not aware of material nonpublic information about NS. And, as an officer, you are responsible for ensuring that your family members who reside with you refrain from engaging in such transactions except during these periods when you are not aware of material nonpublic information.

The quarterly “window period” begins after a full trading day has elapsed following the release of earnings and ends at the close of business on the fourteenth calendar day of the third month of the quarter. The window period reflects an important assumption: that through at least the fourteenth calendar day of the third month of the quarter, not enough information is available to you for you to have a reliable idea of what actual earnings for the current quarter will be. The window period is the time you are least likely to be aware of material nonpublic information – however, you may not engage in a transaction involving

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Insider Trading Guidelines
NS Securities even during a window period if you are aware of material nonpublic information about NS.

On the other hand, you may continue to engage in transactions with the Corporation outside a window period because these transactions do not involve a third party without access to material nonpublic information. Accordingly, you may use the Corporate Advisory Services team at Merrill Lynch to exercise an NS stock option outside a window period by surrendering shares of stock you already own or by cash payment to the Corporation to satisfy the price of the option exercise as long as you do not make a corresponding sale of the NS Stock acquired. Cashless exercises of options involve a transaction and may only be transacted during a window period when you are not aware of material nonpublic information about NS.

Rule 10b5-1 Trading Plans
Rule 10b5-1 recognizes certain “affirmative defenses” – types of transactions that do not involve the abuses at which the SEC’s Rule 10b-5 is directed. The rule allows insiders to trade at times when they hold material nonpublic information if, at a time when the insider was not aware of any material nonpublic information, the insider:

1. Entered into a binding contract to purchase or sell the security;
2. Instructed another person to purchase or sell the security for the instructing person’s account; or
3. Adopted a written plan for trading securities.

The rule prescribes what conditions must be met to establish one of the affirmative defenses.
In general, the contract or plan must leave the insider no discretion to determine the timing, price, or amount of a trade that is made while the insider is aware of material nonpublic information. In addition, any such plan must be entered into in “good faith” and the person who entered into the plan must act in good faith throughout the life of the plan. All officers of the Corporation may enter into Rule 10b5-1 trading plans, provided that they comply with the Guidelines included at Appendix C.

Officers may also continue to engage in transactions involving NS Securities pursuant to a Rule 10b5-1 trading plan for which the affirmative defense is available under Rule 10b5-1(c) because such plan was adopted prior to February 27, 2023, met the affirmative defense conditions in effect at the time of adoption and was not modified or changed on or after February 27, 2023.

The Corporate Advisory Services team at Merrill Lynch can assist you with establishing a Rule 10b5-1 trading plan with Merrill Lynch for the sales of shares you receive pursuant to your LTIP awards. It is important to note that Merrill Lynch’s model Rule 10b5-1 plan contains a provision that would require you to broadly indemnify the brokerage firm, so you should obtain legal advice and review this provision with your attorney before signing the trading plan.

While Rule 10b5-1 may provide you more flexibility to time transactions in NS Securities to address your own financial needs, the affirmative defenses only apply to Rule 10b-5 liability. Please remember that a Rule 10b5-1 trading plan will not relieve you of the reporting requirements under Section 16(a), potential liability for short-swing profits under Section 16(b), or the reporting requirements of Rule 144.

You may elect to participate or change your level of participation in a DRIP or in the NS Stock Fund in TIP only during a window period when you are not aware of material nonpublic information. Once your election is made, the systematic purchases of NS Securities under a DRIP or participation interests in the NS Stock Fund in TIP are permitted because they qualify for the Rule 10b5-1 affirmative defense. However, any purchase made through an optional cash feature of a DRIP while you are aware of material nonpublic

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information about the Corporation will subject you to potential insider trading liability. Similarly, your transfer of TIP funds to or from the NS Stock Fund (or your election to increase your future purchases of participation interests in the NS Stock Fund) while aware of material nonpublic information will subject you to potential liability. For this reason, as in the case of any market purchase of NS Securities, these transactions can only be completed during a window period when you are not aware of material nonpublic information about NS and after pre-clearance by the Corporate Secretary’s Office.

Placing a “good ‘til canceled” limit order – even if placed during a window period when you are not aware of material nonpublic information – does not qualify for a 10b5-1 affirmative defense. The burden will be on you to prove you were not aware of material nonpublic information about the Corporation at the time the limit order was placed.

The prohibitions imposed by the insider trading laws underscore the need to maintain the confidentiality of material information about the Corporation. The mismanagement of material nonpublic information can bring harsh consequences for the Corporation and its employees. Penalties for violation of these laws are severe, and the damage to the Corporation’s reputation in the market could be lasting.
It is imperative that you do all you can to preserve and protect the Corporation’s material nonpublic information. In particular, keep such information confidential and do not discuss or disseminate it, either outside the Corporation or to your fellow employees, except as needed for the Corporation’s business.

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Insider Trading Guidelines
Appendix A -- “Cashless Exercises” of Stock Options by Executive Officers

“CASHLESS EXERCISES” OF STOCK OPTIONS BY EXECUTIVE OFFICERS
1.An officer may only exercise a stock option in a cashless exercise or other exercise that involves a transaction during a “window period” when the officer is not aware of material nonpublic information. The window period begins after a full trading day has elapsed following the release of quarterly earnings and ends at the close of business on the fourteenth calendar day of the third month of the quarter. This window period occurs four times a year. The officer must also pre-clear the planned transaction with the Corporate Secretary’s Office, even if the transaction occurs during a window period.

2.The officer (1) notifies the Corporate Secretary’s Office of intent to exercise a stock option and (2) calls the Corporate Advisory Services team at Merrill Lynch to confirm his or her desire to exercise a stock option. If an officer has appointed a member of the Corporate Secretary’s Office to act on his or her behalf by executing a Power of Attorney, the Corporate Secretary’s Office will call the Corporate Advisory Services team at Merrill Lynch on the officer’s behalf.

3.SEC Form 144 must be filed the day before or the day of the option exercise. This form notifies the SEC of an officer’s intent to sell stock. The Corporate Secretary’s Office’s Office will file this form on the officer’s behalf. As such, it is imperative that all officers pre-clear all option exercises with the Corporate Secretary’s Office.

4.The financial advisor for the Corporate Advisory Services team at Merrill Lynch may sell up to the number of shares for which the option was exercised – and for any price the officer specifies as long as the sale price is more than the exercise cost. Interest continues to accrue on any funds advanced to the officer to pay the exercise cost, and the officer has full risk of fluctuations in the market price of the stock. Completion of the option exercise should take three business days.

5.For an exercise through the Corporate Advisory Services team at Merrill Lynch, funds covering the cost of the option (and all applicable taxes) will be wired to Norfolk Southern Corporation to an account designated by the Corporate Secretary’s Office’s Office. The effective date of the exercise is the date the exercise is executed by the Corporate Advisory Services team at Merrill Lynch.

6.After Merrill Lynch receives the shares that have been acquired through the option exercise, Merrill Lynch releases funds to the officer (gross sales price less any costs associated with the transaction, such as funds advanced, brokerage fees, and taxes).

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Appendix B -- Rule 10b5-1 Plan Guidelines

Any Rule 10b5-1 trading plan entered into by an officer or director of Norfolk Southern Corporation (“NS” or the “Corporation”) must comply with Exchange Act Rule 10b5-1(c), including as applicable the requirements applicable to an eligible sell-to-cover transaction, and the following Guidelines.

Merrill Lynch, one of our approved brokers for Rule 10b5-1 plans and the administrator of our Long-Term Incentive Plan, has a form of Rule 10b5-1 plan it requires. Before using the Merrill Lynch plan, or any other brokerage firm’s form plan, you should obtain your own legal advice, as the Corporation’s attorneys have not approved this plan or reviewed it for your individual situation. Merrill Lynch’s plan has a provision that requires the individual to broadly indemnify the brokerage firm, and you should review this provision with your attorney before signing.

1.Before entering into a Rule 10b5-1 trading plan, the officer or director must provide a draft of the trading plan in writing to the Corporate Secretary’s Office for pre-clearance. While the Corporation will not be a party to the trading plan and does not in any way sponsor or require the trading plans, this pre-clearance is required to protect the Corporation from potential control person liability for an officer’s insider trading violations and adverse publicity. Each plan entered into by Section 16 Insiders must include a certification that as of the date of adoption of the plan, the individual is not aware of any material nonpublic information about the Corporation or its securities, and that the plan is being adopted in good faith and not as a part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

2.An officer or director of NS can use a Rule 10b5-1 plan to effect purchases of NS stock or sales of NS stock already owned or to effect cashless exercises of stock options. NS officers are not permitted to use Rule 10b5-1 plans to effect 401(k) plan transactions. For directors and officers designated as executive officers for purposes of Section 16 (together, “Section 16 Insiders”), a plan may not provide for or result in both non-exempt purchases and non-exempt sales (opposite way transactions).

3.An officer or director of NS may enter into a Rule 10b5-1 trading plan during any window period, provided the officer or director is not aware of material nonpublic information about the Corporation or NS Securities at the time he or she enters into the plan. The officer or director should allow at least two weeks for the process of pre- clearing the trading plan.

4.Adoption or modification of any Rule 10b5-1 trading plan by individuals other than Section 16 Insiders requires observation of a 30-day waiting period after the plan or modification is signed and before the first transaction under the plan. For Section 16 Insiders, the waiting period must end on the later of (i) 90 days after the plan is adopted or modified or (ii) two business days following the disclosure of the Corporation’s financial results on Form 10-Q or 10-K for the fiscal quarter in which the plan was adopted or modified (but not to exceed 120 days following plan adoption or modification).

5.Subject to compliance with the obligations and restrictions discussed in this Memorandum, including pre-clearance from the Corporate Secretary’s Office, the use of a Rule 10b5-1 plan does not prevent trading outside the plan during a window period, including during any waiting period for transactions under a plan, as described above. However, an officer or director cannot initiate transactions outside the plan that are opposite-way or have the effect of hedging the officer’s or director’s trades inside the plan.

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6.Any Rule 10b5-1 plan must ensure that the officer or director cannot exert influence over the broker’s execution of the plan. It is recommended that the officer’s or director’s primary contact at the brokerage firm be someone other than the person that implements the plan. After the plan is entered into, the officer or director may not in any way influence or provide instructions to the party who executes the trades under the plan. As one example, if a plan involves cashless exercises of stock options, the officer or director should deliver a signed blank exercise notice to the broker at the time the plan is entered into (not when trades are triggered by the plan).

7.For Section 16 Insiders, any trading plan entered into by the director or officer cannot provide for scheduled trading more frequently than two trades per week. Because Rule 10b5-1 does not eliminate the need to file a Form 4 every time there is a trade under the plan (and a Form 144 at least once every three months), more frequent trading would impose an excessive administrative burden on the Corporation. The Corporate Secretary’s Office will continue to assist in filing any required Forms 144.

8.Rule 10b5-1 trading plans can only be modified (i) during a window period and (ii) if the director or officer is not aware of material nonpublic information. Any modification of a trading plan must be pre-cleared by the Corporate Secretary’s Office and individuals must observe the applicable waiting period described above, subject to certain limitations for administrative modifications that do not require a new waiting period. While a plan may be terminated at any time, successive terminations and adoption of new plans may suggest that an officer or director is not entering into the plans in good faith, causing the officer or director to lose the protection of Rule 10b5-1.

9.The Corporation will comply with all SEC disclosure obligations regarding Rule 10b5- 1 trading plans. The Corporation may also issue a press release to disclose when a Rule 10b5-1 trading plan is entered into by an officer or director, depending on the facts and circumstances, but will not disclose the price terms of such a plan.

10.Generally speaking, an individual entering into a Rule 10b5-1 trading plan may have only one plan in place at any time. An exception to this restriction applies for certain separate plans with different brokers that would be treated as a single “plan” such as when a person holds NS securities in multiple brokerage accounts. Additionally, an individual may enter into one later-commencing plan so that the waiting period of the later plan can begin to run while an existing plan is in place, provided that the individual does not early terminate the first plan, in which case a full waiting period from the time of such termination must occur. Lastly, individuals may have an additional plan providing only for eligible sell-to- cover transactions, where the plan provides for the sale of NS securities as are necessary to satisfy tax withholding obligations arising exclusively from the vesting of a compensatory stock award.

11.Rule 10b5-1 prohibits more than one plan in any 12-month period that is designed to effect a single transaction. Single transaction plans are generally discouraged.

12.To avoid the appearance that plans are not entered into in good faith, no NS officer or director may enter into a Rule 10b5-1 trading plan with a term of less than 6 months or the remaining life of an option to be exercised pursuant to the plan, whichever is shorter.

13.The Corporation has established a list of brokerage firms that may be used by Section 16 officers or directors wishing to enter into Rule 10b5-1 trading plans. These brokerage firms have established track records of communicating information to the Corporate Secretary’s Office on a timely basis. The Corporation has not entered into any agreement or arrangement with any of these brokerage firms, and there is no assurance that each of the firms will be willing to enter into a Rule 10b5-1

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trading plan with each officer or director. To better protect the interests of officers, directors, and the Corporation, a director or Section 16 officer may not enter into a Rule 10b5-1 trading plan with a brokerage firm not included in this list. You may request a list of approved brokerage firms from the Corporate Secretary’s Office.

14.The Corporation will acknowledge the existence of an officer’s or director’s Rule 10b5-1 trading plan at the request of a brokerage firm and will confirm that, to the best of its knowledge, the terms of a given plan do not violate these guidelines. Because the Corporation is not a party to an officer’s or director’s trading plan, the Corporation will not provide other forms of certifications that are requested by some brokerage firms. Additionally, the Corporation’s attorneys cannot advise you on the terms or legal consequences of a plan offered by a brokerage firm, and you should retain your own legal counsel.

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INSIDER TRADING POLICY FOR EMPLOYEES WITH ACCESS TO CONFIDENTIAL FINANCIAL INFORMATION

As an employee of Norfolk Southern Corporation, you may not enter into transactions with third parties involving Norfolk Southern common stock and related “derivative securities” (such as stock options) while you are aware of material nonpublic information about Norfolk Southern. We refer to Norfolk Southern Corporation common stock and related “derivative securities” as “NS Securities” in this Memorandum.
Anytime you are aware of material nonpublic information about Norfolk Southern, you are deemed an “insider” and must not trade.

Confidentiality
The prohibitions imposed by the insider trading laws underscore the need to maintain the confidentiality of material nonpublic information about the Corporation.
The mismanagement of material nonpublic information can bring harsh consequences for the Corporation and its employees. Penalties for violations of these laws are severe, and the damage to the Corporation’s reputation in the market could be lasting.
It is imperative that you do all you can to preserve and protect the Corporation’s material nonpublic information. In particular, keep such information confidential and do not discuss or disseminate it, either outside the Corporation or to your fellow employees, except as needed for the Corporation’s business.

Insider Trading
Section 10(b) of the Securities Exchange Act of 1934 prohibits the use of any “manipulative or deceptive device or contrivance” in connection with the purchase and sale of any security. As interpreted by the Securities and Exchange Commission (the “SEC”) in Rule 10b-5 and by the courts, that provision may give rise to personal civil and criminal liability whenever any person, who (by virtue of his/her position or relationship to the company) is aware of material nonpublic information concerning an issuer, engages in a stock transaction under circumstances where the other party to the transaction does not have access to such material nonpublic information. This prohibition applies whenever such an insider trades while “aware” of material nonpublic information – it is not necessary that the trades be in any way motivated or influenced by such information. Thus, anytime you are aware of material nonpublic information about NS, you may not buy or sell any NS Securities through any market purchase or sale.

Insider trading by “tipped” third parties
Insider trading liability may also ensue if you pass material nonpublic information (i.e., “tip”) to a third party and the third party then trades in NS Securities. The third party need not be an employee, and could be a family member, acquaintance, or a vendor that serves NS. In such a situation, both you and the “tipped” third party may face insider trading liability, even though you did not personally trade in NS Securities.

Material” information
As defined by the SEC and the courts, information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important when deciding to buy, sell, or hold a company’s securities. It is important to remember that the insider trading laws are triggered by your being aware of material nonpublic information – not by the type of position you hold within Norfolk Southern.
Examples of material information may include without limitation:
•Announcements of earnings or losses;
•Revenue or expense projections;
•The launch or anticipated launch of a new product, business or initiative;
•Current or expected operating performance/ratio;
•A pending or prospective merger, acquisition, tender offer or other transaction;

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•The sale or anticipated sale of assets, including the sale of the Corporation’s interest in a subsidiary;
•The existence of threatened litigation or the outcome or expected outcome of pending or threatened litigation;
•The occurrence or impact of unusual or unexpected events, such as major accidents or other catastrophes;
•The loss, potential loss, or breach of, or unauthorized access to, the Corporation’s property or assets, including its facilities and information technology infrastructure;
•The gain or loss or expected gain or loss of a customer or supplier;
•A change in the quarterly dividend; and
•Changes or anticipated changes in senior management.

Your exercise of conservative good judgment is essential. For instance, even if you do not know what earnings for a quarter are likely to be, if you know that traffic and/or margins are such that estimates of investment analysts are significantly off the mark (e.g., that the market may be expecting too much or too little and that the expectation is reflected in the stock price), then you should not trade. Abuse of this sort of knowledge is precisely what the insider trading rules are designed to deter and punish.

Nonpublic Information
Information is considered “nonpublic” until the Corporation has officially announced the information by disseminating it in a manner making it available to investors generally and the public has had sufficient time to evaluate it (usually at least 24 hours after it has appeared in a generally-circulated publication). Information that appears in the media but has not been confirmed by the Corporation is not “public” for purposes of the insider trading laws.

The consequences of “insider trading”
The SEC is authorized to seek payment of a civil penalty equal to three times the profit gained or the loss avoided from a person trading on the basis of material nonpublic information. The maximum criminal financial penalties for a willful violation are high, and violators have been jailed.
Trading on the basis of material nonpublic information also may give rise to liability for fraud under state statutes or common law.

Window Periods
Because of your position within Norfolk Southern, the type of material nonpublic information that you are most likely to possess is quarterly financial information, such as quarterly revenue projections, that has not yet been publicly disclosed. Accordingly, the safest time for you to engage in market transactions involving NS Securities, including gifts or donations to educational or charitable institutions, is during a “window period,” which follows the release to the public of current financial results, when you are not aware of material nonpublic information about NS.
The quarterly “window period” typically begins after a full trading day has elapsed following the release of earnings and ends at the close of business on the fourteenth calendar day of the third month of the quarter. The window period reflects an important assumption: that through at least the fourteenth calendar day of the third month of the quarter, not enough information is available to you for you to have a reliable idea of what actual earnings for the current quarter will be. The window period is the time you are least likely to be aware of material nonpublic financial information – however, you may not engage in a transaction involving NS Securities even during a window period if you are aware of material nonpublic information about Norfolk Southern. Norfolk Southern does not require that you limit your transactions in NS securities to this window period, but strongly recommends that you follow this practice as the window period provides guidance as to the safest time to trade.

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Rule 10b5-1 Trading Plans
Rule 10b5-1 recognizes certain “affirmative defenses” – types of transactions that do not involve the abuses at which the SEC’s Rule 10b-5 is directed. The rule allows insiders to trade at times when they hold material nonpublic information if, at a time when the insider was not aware of any material nonpublic information, the insider:
(1)Entered into a binding contract to purchase or sell the security;
(2)Instructed another person to purchase or sell the security for the instructing person’s account; or
(3)Adopted a written plan for trading securities.
The rule prescribes what conditions must be met to establish one of the affirmative defenses. In general, the contract or plan must leave the insider no discretion to determine the timing, price, or amount of a trade that is made while the insider is aware of material nonpublic information. In addition, any such plan must be entered into in “good faith” and the person who entered into the plan must act in good faith throughout the life of the plan.

TIP, Dividend Reinvestment, and Rule 10b5-1
You should elect to participate or change your level of participation in a dividend reinvestment plan (“DRIP”) or in the NS Stock Fund in the Thrift and Investment Plan (“TIP”) only during a window period when you are not aware of material nonpublic information. Once your election is made, the systematic purchases of NS Securities under a DRIP or participation interests in the NS Stock Fund in TIP are permitted because they qualify for the Rule 10b5-1 affirmative defense. However, any purchase made through an optional cash feature of a DRIP while you are aware of material nonpublic information about the Corporation will subject you to potential liability.

Similarly, your transfer of TIP funds to or from the NS Stock Fund (or your election to increase your future purchases of participation interests in the NS Stock Fund) while aware of material nonpublic information will subject you to potential liability. For this reason, as in the case of any market purchase of NS Securities, these transactions should be completed only during a window period when you are not aware of material nonpublic information.

Limit Orders
Placing a “good ‘til canceled” limit order – even if placed during a window period when you are not aware of material nonpublic information – does not qualify for a 10b5-1 affirmative defense. The burden will be on you to prove you were not aware of material nonpublic information about the Corporation at the time the limit order was placed.

Transactions with the Corporation
Transactions with the Corporation involving NS Securities do not involve a third party without access to material nonpublic information. Accordingly, you may surrender shares of stock you already own or make a cash payment to the Corporation to satisfy the price of an option exercise, as long as you do not make a corresponding sale of the shares acquired while aware of material nonpublic information.

Gifts of NS Securities
It is therefore NS policy that individuals who possess confidential financial information should not engage in market transactions involving NS Securities, including gifts or donations to educational or charitable institutions, except during a “window period,” which follows the release of current corporate financial data, when you are not aware of material nonpublic information about NS.

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INSIDER TRADING POLICY MEMORANDUM
FOR EMPLOYEES WITH ACCESS TO CONFIDENTIAL INFORMATION

Insider Trading
As an employee of Norfolk Southern Corporation, you may not enter into transactions with third parties involving Norfolk Southern common stock and related “derivative securities” (such as stock options) while you are aware of material nonpublic information about Norfolk Southern. We refer to Norfolk Southern Corporation common stock and related “derivative securities” as “NS Securities” in this Memorandum.
Anytime you are aware of material nonpublic information about Norfolk Southern, you are deemed an “insider” and must not trade.

Confidentiality
The prohibitions imposed by the insider trading laws underscore the need to maintain the confidentiality of material nonpublic information about the Corporation.
The mismanagement of material nonpublic information can bring harsh consequences for the Corporation and its employees. Penalties for violations of these laws are severe, and the damage to the Corporation’s reputation in the market could be lasting.
It is imperative that you do all you can to preserve and protect the Corporation’s material nonpublic information. In particular, keep such information confidential and do not discuss or disseminate it, either outside the Corporation or to your fellow employees, except as needed for the Corporation’s business.

Insider Trading
Section 10(b) of the Securities Exchange Act of 1934 (“1934 Act”) prohibits the use of any “manipulative or deceptive device or contrivance” in connection with the purchase and sale of any security. As interpreted by the Securities and Exchange Commission (the “SEC”) in Rule 10b-5 and by the courts, that provision may give rise to personal civil and criminal liability whenever any person, who (by virtue of his/her position or relationship to the company) is aware of material nonpublic information concerning an issuer, engages in a stock transaction under circumstances where the other party to the transaction does not have access to such material nonpublic information. This prohibition applies whenever such an insider trades while “aware” of material nonpublic information – it is not necessary that the trades be in any way motivated or influenced by such information. Thus, anytime you are aware of material nonpublic information about NS, you may not buy or sell any NS Securities through any market purchase or sale.

Insider trading by “tipped” third parties
Insider trading liability may also ensue if you pass material nonpublic information (i.e., “tip”) to a third party and the third party then trades in NS Securities. The third party need not be an employee and could be a family member, acquaintance, or a vendor that serves NS. In such a situation, both you and the “tipped” third party may face insider trading liability, even though you did not personally trade in NS Securities.

Material Information
As defined by the SEC and the courts, information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important when deciding to buy, sell, or hold a company’s securities. It is important to remember that the insider trading laws are triggered by your being aware of material nonpublic information – not by the type of position you hold within Norfolk Southern. Your exercise of conservative good judgment is essential.
Examples of material information may include without limitation:
•Announcements of earnings or losses;
•Revenue or expense projections;
•The launch or anticipated launch of a new product, business or initiative;
•Current or expected operating performance/ratio;
•A pending or prospective merger, acquisition, tender offer or other transaction;

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Insider Trading Guidelines
•The sale or anticipated sale of assets, including the sale of the Corporation’s interest in a subsidiary;
•The existence of threatened litigation or the outcome or expected outcome of pending or threatened litigation;
•The occurrence or impact of unusual or unexpected events, such as major accidents or other catastrophes;
•The loss, potential loss, or breach of, or unauthorized access to, the Corporation’s property or assets, including its facilities and information technology infrastructure;
•The gain or loss or expected gain or loss of a customer or supplier;
•A change in the quarterly dividend; and
•Changes or anticipated changes in senior management.

Nonpublic information
Information is considered “nonpublic” until the Corporation has officially announced the information by disseminating it in a manner making it available to investors generally and the public has had sufficient time to evaluate it (usually at least 24 hours after it has appeared in a generally circulated publication). Information that appears in the media but has not been confirmed by the Corporation is not “public” for purposes of the insider trading laws.

The consequences of insider trading
The SEC is authorized to seek payment of a civil penalty equal to three times the profit gained or the loss avoided from a person trading on the basis of material nonpublic information. The maximum criminal financial penalties for a willful violation are high, and violators have been jailed.
Trading on the basis of material nonpublic information also may give rise to liability for fraud under state statutes or common law.

Rule 10b5-1 Trading Plans
Rule 10b5-1 recognizes certain affirmative defenses – types of transactions that do not involve the abuses at which the SEC’s Rule 10b-5 is directed. The rule allows insiders to trade at times when they hold material nonpublic information if, at a time when the insider was not aware of any material nonpublic information, the insider:
(1)Entered into a binding contract to purchase or sell the security;
(2)Instructed another person to purchase or sell the security for the instructing person’s account; or
(3)Adopted a written plan for trading securities.
The rule prescribes what conditions must be met to establish one of the affirmative defenses. In general, the contract or plan must leave the insider no discretion to determine the timing, price, or amount of a trade that is made while the insider is aware of material nonpublic information. In addition, any such plan must be entered into in good faith and the person who entered into the plan must act in good faith throughout the life of the plan.

TIP, Dividend Reinvestment, and Rule 10b5-1
You can elect to participate or change your level of participation in a dividend reinvestment plan (“DRIP”) or in the NS Stock Fund in the Thrift and Investment Plan (“TIP”) only when you are not aware of material nonpublic information. Once your election is made, the systematic purchases of NS Securities under a DRIP or participation interests in the NS Stock Fund in TIP are permitted because they qualify for the Rule 10b5-1 affirmative defense. However, any purchase made through an optional cash feature of a DRIP while you are aware of material nonpublic information about the Corporation will subject you to potential liability.

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Insider Trading Guidelines
Similarly, your transfer of TIP funds to or from the NS Stock Fund (or your election to increase your future purchases of participation interests in the NS Stock Fund) while aware of material nonpublic information will subject you to potential liability. For this reason, as in the case of any market purchase or sale of NS Securities, these transactions should be completed only when you are not aware of material nonpublic information.

Limit Orders
Placing a “good ‘til canceled” limit order does not qualify for a 10b5-1 affirmative defense. The burden will be on you to prove you were not aware of material nonpublic information about the Corporation at the time the limit order was placed.

Transactions with the Corporation
Transactions with the Corporation involving NS Securities do not involve a third party without access to material nonpublic information. Accordingly, you may surrender shares of stock you already own or make a cash payment to the Corporation to satisfy the price of an option exercise, as long as you do not make a corresponding sale of the shares acquired while aware of material nonpublic information.

Gifts of NS Securities
Gifts of NS Securities do not involve a purchase or sale of the gifted NS Securities. However, if the donee of the gift is a family member who resides with you, or whose transactions in NS Securities are subject to your influence or control, or is a trust or charity controlled by such a family member, it is likely that any material nonpublic information of which you are aware would be attributed to the donee (the donee would likely be viewed as having been “tipped” by you). If you make a gift to such a “family” donee, they should sell the gifted NS Securities only when you are not aware of material nonpublic information.

If you donate NS Securities to a charitable institution, and the charity immediately sells the securities according to its usual practice, there is a risk that the charity will be viewed as having been “tipped” with any material nonpublic information of which you are aware. To avoid this potential risk, you may wish to schedule your donation of NS Securities to charities when you are not aware of material nonpublic information.

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